Exhibit 99.1

Bone Biologics Receives Human Research Ethics Committee (HREC) Approval for the First Center of a Multicenter Pilot Clinical Trial to Evaluate NB1 (NELL-1/DBX®) in Australia.

BURLINGTON, MA., March 25, 2019 — Bone Biologics Corp (OTCQB: BBLG), a developer of orthobiologic products for domestic and international spine fusion markets, today has announced that it received Human Research Ethics Committee (HREC) approval on March 20, 2019 for the first center of a multicenter pilot clinical trial to evaluate NB1 (NELL-1/DBX®) in 30 patients in Australia. The pilot study will evaluate the safety and effectiveness of NB1 in adult subjects with degenerative disc disease (DDD) at one level from L2-S1, who may also have up to Grade I spondylolisthesis or Grade 1 retrolisthesis at the involved level who undergo transforaminal lumbar interbody fusion (TLIF).

The study design has been previously reviewed by the US Food and Drug Administration’s (FDA’s) Division of Orthopedic Devices in a Pre-submission and is intended to support progression to a pivotal clinical study in the United States. The Therapeutic Goods Administration (TGA) in Australia will be notified of the conduct of the study through the Clinical Trial Notification Scheme. “This marks a significant milestone in the advancement of NELL-1/DBX®,” remarked Company Chief Operating Officer, Jeffrey Frelick.

Lumbar DDD is one of the most common causes of low back pain. DDD also leads to substantial disability with many patients suffering from decreased ability to walk, sit, stand, and/or sleep. For some people, DDD is part of the natural process of growing older and is a significant medical issue that is increasing as the global population ages.

About Bone Biologics

Bone Biologics (OTCQB: BBLG) was founded to pursue regenerative medicine for bone.

Bone Biologics Corporation is undertaking groundbreaking work and building on unprecedented research on the Nell-1 molecule that has produced a significant number of studies and publications in peer reviewed scientific literature.

Bone Biologics is currently focusing its development efforts for its bone graft substitute product on bone regeneration in spinal fusion. Nell-1 is a recombinant human protein growth factor that is essential for normal bone development.

For more information, please visit the company’s website at www.bonebiologics.com.

Forward-Looking Statements

This press release contains forward-looking statements that reflect the Company’s current beliefs, expectations or intentions regarding future events. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “will,” “will be,” “anticipate,” “predict,” “continue,” “future,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to trading in the Company’s common stock on the OTCQB; expectations regarding the timing and success of FDA approval, the next phase of the Company’s development and testing work; the Company’s expectation about moving its technology forward and setting the stage for future growth and enhanced shareholder value; and the future need for regenerative bone solutions. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of the Company and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: future revenues, expenditures, capital or other funding requirements, the adequacy of the Company’s current cash and working capital to fund present and planned operations and financing needs, expansion of and demand for product offerings, and the growth of the Company’s business and operations through acquisitions or otherwise, as well as future economic and other conditions both generally and in the Company’s specific geographic and product markets. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent current report on Form 10-K, filed with the Securities and Exchange Commission on April 2, 2018 and Form 10-Q, filed with the Securities and Exchange Commission on November 16, 2018. The Company anticipates that subsequent events and developments may cause their views and expectations to change. The Company assumes no obligation, and they specifically disclaim any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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